Exhibit 10.2
------------

                           SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This Second Amended and Restated Employment Agreement (hereinafter referred to as the "Agreement"), between World Airways, Inc., a Delaware corporation (hereinafter referred to as "World"), and Hollis L. Harris, an individual and resident of Georgia (hereinafter referred to as "Harris"), is entered into as of the 1st day of June, 2000, and restates, amends, and replaces in its entirety, without a break in continuity, the Amended and Restated Employment Agreement dated July 8, 1999 between the parties.

     WHEREAS, the parties wish to extend the term of Harris's employment as World's Chief Executive Officer and Chairman of the Board of Directors on the terms and subject to the conditions set forth herein, and

     WHEREAS, Harris requires, as an essential condition to the extension of his term of employment, that the vesting provisions of his nonqualified stock option to purchase up to 900,000 shares of World's common stock, granted April 2, 1999 and amended July 28, 1999, be modified, and

     WHEREAS, those vesting provisions generally defer exercisability of the option until January 1, 2007, unless World's common stock is publicly traded and the Fair Market Value of the common stock, during any 20 consecutive trading days, earlier exceeds $2.00 per share (as to 100,000 option shares), equals or exceeds $4.00 per share (as to 200,000 option shares), equals or exceeds $8.00 per share (as to 400,000 option shares), or equals or exceeds $10.00 per share (as to the remaining 200,000 option shares), and

     WHEREAS, the Compensation Committee of World's Board of Directors, and the Board of Directors itself, have reviewed those vesting provisions, in light of the terms of this Agreement, the employment opportunities available to Harris, the employment needs of World, and the likelihood that the Fair Market Value of World's common stock, prior to January 1, 2007, will equal or exceed the benchmarks set forth above, and have concluded that the vesting provisions currently in effect detract from World's ability to attract and retain Harris or an executive of comparable ability as World's Chief Executive Officer and Chairman of the Board of Directors, and

     WHEREAS, World and Harris have therefore agreed to amend Harris's nonqualified stock option to modify the vesting provisions.

     NOW, THEREFORE, World and Harris, in consideration of the foregoing and other mutual covenants and promises contained herein, the sufficiency of which are hereby

                                       1

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acknowledged, hereby agree as follows:

     1.  Acceptance of Employment. Subject to the terms and conditions set forth
         ------------------------
below, World agrees to employ Harris and Harris accepts such employment.

     2.  Term. The period of employment shall be from May 1, 1999, through
         ----
December 31, 2002, unless further extended or sooner terminated as hereinafter set forth. In the absence of notice, this Agreement shall be renewed on the same terms and conditions for one year from the date of expiration. Not later than June 30, 2002, Harris shall initiate discussions with World's Board of Directors (hereinafter "Board") regarding the renewal of this Agreement. At that time, if Harris wishes to renew this Agreement on different terms, Harris shall give written notice to the Chairman of the Executive Committee of the Board. If the Board does not wish to renew this Agreement at its expiration, or wishes to renew on different terms, the Board shall give written notice to Harris no later than June 30, 2001.

     3.  Position and Duties. Harris shall continue to serve as Chief Executive
         -------------------
Officer and Chairman of the Board with the duties performed as of June 1, 1999, as those duties may be changed from time to time. The Board will have reasonable latitude to make changes in Harris's responsibilities, except that Harris's responsibilities may not be modified in a way that would be inconsistent with the status of Chief Executive Officer and Chairman of the Board. Following a Change of Control (as hereinafter defined), Harris's responsibilities may not be changed without mutual agreement. Harris agrees to render his services to the best of his abilities and will comply with all policies, rules and regulations of World and will advance and promote to the best of his ability the business and welfare of World. Harris shall devote all of his working time, attention, knowledge and skills solely to the business and interest of World. Harris may not accept any other engagement with or without compensation which would affect his ability to devote all of his working time and attention to the business and affairs of World without the prior written approval of the Board pursuant to a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, excluding the vote of Harris. Harris agrees to accept assignments on behalf of World or affiliated companies commensurate with his responsibilities hereunder, except that the terms and conditions of assignments exceeding 60 consecutive days outside the Washington, DC metropolitan area will require mutual agreement.

     4.  Compensation and Related Matters.
         --------------------------------

         (a)  Base Salary. Harris shall receive a minimum salary of $350,000 per
              -----------
annum payable in accordance with the payroll procedures for World's salaried employees in effect during the term of this Agreement.

         (b)  Performance Stock Options. Harris has been granted (i) 100,000
              -------------------------
options to purchase World's Common Stock, par value $.001 per share ("World Airways Common

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Stock") pursuant to the 1995 World Airways Stock Option Plan (the "Plan") as set
forth in the Stock Option Agreement between World and Harris dated April 2, 1999 (the "Option Agreement No.1"), and (ii) 900,000 options to purchase World's Common Stock pursuant to the 1999 Chief Executive Stock Option Plan (the "CEO Plan") as set forth in the Stock Option Agreement between World and Harris dated April 2, 1999 (the two option grants together referred to as the "Options"). In the event of a Change in Control as defined below, all Options granted shall be immediately exercisable.

          (c)  Equity Ownership. The parties acknowledge that Harris's
               ----------------
obligation to purchase $100,000.00 worth of common stock or debentures of World has been satisfied and discharged.

          (d)  Business Expenses. Harris shall be entitled to reimbursement of
               -----------------
reasonable business related expenses from time to time consistent with World's policies, including, without limitation, submitting in a timely manner appropriate documentation of such expenses.

          (e)  Fringe Benefits. Harris shall be entitled to participate in all
               ---------------
employee benefit plans made available from time to time to all executives of World in accordance with the terms of such plans. In the event this Agreement is terminated by either party for any reason other than death or for cause, Harris may participate in World's health and other benefit programs for a period of one year from the date of Harris's termination, or until Harris obtains comparable coverage, whichever is earlier.

          (f)  Personnel Policies, Conditions and Benefits. Except as otherwise
               -------------------------------------------
provided herein, Harris's employment shall be subject to the personnel policies and benefits plans which apply generally to World's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the term of this Agreement, by World in its sole discretion. While this Agreement is in effect, Harris shall accrue vacation at the rate of one month per year and such vacation shall be taken in accordance with the World's procedures.

          (g)  Indemnification; D&O Insurance. Subject to Section 6(f) of this
               ------------------------------
Agreement, World shall provide (or cause to be provided) to Harris indemnification against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlements in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of World) by reason of his being or having been an officer, director or employee of World or any affiliated entity, advance expenses (including attorneys' fees) incurred by Harris in defending any such civil, criminal, administrative or investigative action, suit or proceeding and maintain directors' and officers' liability insurance coverage (including coverage for securities-related claims) upon substantially the same terms and conditions as set forth in the Indemnification Agreement dated April 15, 1999, between Harris and World Airways, Inc. (the "Indemnity Agreement").

     5.   Termination of Employment.
          -------------------------

          (a)  Death. Harris's employment hereunder shall terminate upon his
               -----
death, in which event World shall have no further obligation to Harris or his estate with respect to compensation, other than the disposition of life insurance and related benefits and accrued and unpaid base salary and incentive compensation, if any, for periods prior to the date of termination pursuant to the terms of the respective employee benefits and incentive compensation plans then in effect.

          (b)  By World for Disability. If Harris incurs a disability and such
               -----------------------
disability continues for a period of twelve (12) consecutive months, then World may terminate this Agreement upon written notice to Harris, in which event World shall have no obligation to Harris with respect to compensation under Section 4(a) of this Agreement. The term "disability" means a physical or mental illness that will prevent Harris from performing the essential functions of his job for at least twelve (12) months or is likely to result in death. If Harris becomes entitled to Social Security benefits payable on account of disability, he will be deemed conclusively to be disabled for purposes of this Agreement.

          (c)  By World for Cause. (i) Except under the circumstances set forth
               ------------------
in Section 5(c)(ii) below, the Chairman of the Executive Committee of the Board pursuant to a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, excluding the vote of Harris, at a meeting of the Board may terminate this Agreement, subject to Section 6(f) and those provisions that survive this Agreement, for Cause. "Cause" shall be defined as
(A) sustained performance deficiencies which are communicated to Harris in written performance appraisals and/or other written communications (including, but not limited to memos and/or letters) by the Chairman of the Executive Committee of the Board pursuant to a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, excluding the vote of Harris, (B) gross misconduct, including significant acts or omissions constituting dishonesty, intentional wrongdoing or malfeasance, whether or not relating to the business of World, (C) commission of a felony or any crime involving fraud or dishonesty, or (D) a material breach of this Agreement.

     (ii) In the event of a Change of Control, as defined below, Harris may only be terminated for Cause pursuant to a resolution duly adopted pursuant to a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, excluding the vote of Harris, at a meeting of the Board finding that, in the good faith opinion of the Board, Harris was guilty of conduct set forth in Section 5(c)(i)(A), (B), (C) or (D) provided, however, that Harris may not be terminated for Cause hereunder unless: (1) Harris receives prior written notice of World's intention to terminate this Agreement for Cause and the specific reasons therefor; and (2) Harris has an opportunity to be heard by World's Board and be given, if the acts are correctable, a reasonable opportunity to correct the act or acts (or non-action) giving rise to such written notice. If the Board by resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board finds that Harris fails to make such correction after reasonable opportunity to do so, this Agreement may be terminated for Cause.

          (d)  By World for Other Than Cause. In the event the Board terminates
               -----------------------------
this Agreement for reasons other than Cause or Disability as defined in sub-paragraph (c) above, World will pay to Harris within ten (10) days of notice of termination (or, in the case of incentive bonus compensation, if any, within ten (10) days of determination of amounts payable under the applicable bonus plan) twenty-four month's base salary, in each case including deferred salary and/or bonus compensation, if any, payable under this Agreement. In addition, all granted but unvested stock Options shall become immediately exercisable. In the event that any payment to Harris under this paragraph is subject to any federal or state excise tax, World shall pay to Harris an additional amount equal to the excise tax imposed including additional federal and state income and excise taxes as a result of the payments under this paragraph, and such payment will be made when the excise tax and income taxes are due; provided, however, that Harris agrees to assist World by using his best efforts to structure matters so that any payment to Harris under this paragraph is not subject to any federal or state excise tax. Whether an excise tax is payable, and the amount of the excise tax and additional income taxes payable, shall be determined by World's accountants and World shall hold Harris harmless for any and all taxes, penalties, and interest that may become due as a result of the failure to properly determine that an excise tax is payable or the correct amount of the excise tax and additional income taxes, together with all legal and accounting fees reasonably incurred by Harris in connection with any dispute with any taxing authority with respect to such determinations and/or payments. In the event of a disagreement between World and Harris as to whether the termination was for Cause, that issue shall be submitted by Harris within twenty
(20) days of the notice of termination to binding arbitration, or any objection to World's determination that termination is for Cause shall be waived.

          (e)  By Harris for Good Reason. Harris may terminate his employment
               -------------------------
hereunder (for purposes of this Agreement "Good Reason") after giving at least 30 days notice in the event that, without Harris's consent: (i) World relocates its general and administrative offices or Harris' place of employment to an area other than the Washington, D.C. or Atlanta, Georgia Standard Metropolitan Statistical Area, (ii) he is assigned any duties substantially inconsistent with
Section 3 hereof, (iii) World reduces his annual base salary as in effect on the date hereof or as the same may be increased from time to time; (iv) World fails, without Harris' consent, to pay Harris any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of World, within seven (7) days of the date such compensation is due; (v) World fails to continue in effect any compensation plan in which Harris participates which is material to Harris's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or to continue Harris's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Harris's participation relative to other participants;
(vi) World fails to continue to provide Harris with benefits substantially similar to those enjoyed by Harris under any of World's pension, life insurance, medical, health and accident, or disability plans in which Harris was participating, or World takes any action which would directly or indirectly materially reduce any of such benefits or deprive Harris of any material fringe benefit enjoyed by Harris; (vii) World terminates, or proposes to terminate, Harris's employment hereunder contrary to the requirements of
Section 5(c) hereof (for purposes of this Agreement, no such termination or purported termination shall be effective) and Harris has submitted the matter to arbitration, as set forth in Section 5(d); or (viii) the Board approves the liquidation or dissolution of World prior to the end of this Agreement. In the event that Harris decides to terminate this Agreement and his employment with World or any successor in interest in accordance with the provisions of this
Section 5(e), World shall have the same obligations as set forth in Section 5(d) hereof. Any other payments due or actions required under this paragraph shall be made as lump sums or taken within 10 days of termination of the Agreement.

          (f)  By Harris for Other Than Good Reason. Notwithstanding the above,
               ------------------------------------
Harris may upon giving reasonable notice, not to be less than six months, terminate this Agreement without further obligation on the part of Harris or World.

          (g)  Changes of Control.  For purposes of this Agreement, a "Change of
               ------------------
Control" includes the occurrence of any one or more of the following events:

               (i) any Person, other than the World, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of World representing more than 50% of the combined voting power of World's then outstanding securities; or

               (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of World and any new director (other than a director designated by a Person who has entered into an agreement with World to effect a transaction described in clause (i), (iii) or
(iv) or this Section 5 (f)) whose election by the Board of World or nomination for election by the stockholders of World was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iii) the shareholders of World approve a merger or consolidation of World with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of World outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of World or any of its affiliates, at least 50% of the combined voting power of the voting securities of World or such surviving entity outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of World (or similar transaction) in which no Person acquires more than 50% of the combined voting power of World's then outstanding securities; or

               (iv) the shareholders of World approve a plan of complete liquidation of World or an agreement for the sale or disposition by World of all or substantially all of World's assets.

          (h)  "Person" Defined. For purposes of this Section, "Person" shall
                ---------------
have the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include
(i) World or WorldCorp, Inc. or any of their subsidiaries or affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of World or WorldCorp, Inc. or any of their subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or
(iv) a corporation owned, directly or indirectly, by the stockholders of World or WorldCorp, Inc. in substantially the same proportions as their ownership of stock of World or WorldCorp, Inc.

          (i)  Notice of Termination. Termination of this Agreement by World or
               ---------------------
termination of this Agreement by Harris shall be communicated by written notice to the other party hereto, specifically indicating the termination provision relied upon.

          (j)  World Property. At the termination of Harris's employment,
               --------------
whether such termination is voluntary or involuntary, Harris shall return all World property, including without limitation all electronic and paper files and documents and all copies thereof.

     6.   Confidentiality/Restrictive Covenant. (a) Harris recognizes and
          ------------------------------------
acknowledges that he will acquire during his employment with World information that is confidential to World and that represents valuable, special and unique assets of World ("Confidential Information"). Such Confidential Information (whether or not reduced to tangible form) includes, but is not limited to: trade secrets; financing documents and information; financial data; new product information; copyrights; information relating to schedules and locations; cost and pricing information; performance features; business techniques; business methods; business and marketing plans or strategies; business dealings and arrangements; business objectives; customer information; sales information; acquisition, merger or business development plans or strategies; research and development projects; legal documents and information; personnel information; and any and all other information concerning World's business and business practices that is not generally known or made available to the public or to World's competitors which, if misused or disclosed, could adversely affect the business of World. Harris agrees that he will not, during employment with World and for a period of two (2) years following termination of employment for any reason, whether voluntary or involuntary, with or without Cause, directly or indirectly:

     (i) disclose any Confidential Information to any person, World or other entity (other than authorized persons employed by or affiliated with World who, in the interest of World, have a business need to know such information), or

     (ii) use any Confidential Information in any way, except as required by his duties to World or by law, unless he obtains World's prior written approval of such disclosure or use. World's rights under this Section shall be cumulative to, and shall not limit, World's rights under the Virginia Uniform Trade Secrets Act or any other state or federal trade secret or unfair competition statute or law. The parties hereto stipulate that as between them, the foregoing matters are important, material, and confidential and gravely affect the successful conduct of the business of World, and World's good will, and that any breach of the terms of this paragraph shall be a material breach of this Agreement.

     (b) While employed by World and for a period of two (2) years following termination of employment for any reason, whether voluntary or involuntary, with or without Cause, Harris agrees that he will not, directly or indirectly, either as principal, agent, employee, employer, owner, stockholder (owning more than 5% of a corporation's shares), partner, contractor, consultant or in any other individual or representative capacity:

          (i) Request, induce or attempt to induce any customer of World: (A) to terminate or curtail any business relationship with World or (B) to establish or attempt to establish a similar business relationship with a person or entity other than World;

          (ii) Solicit, cause, encourage or in any way assist any person or entity to solicit, any aviation business from any person or entity who at such time is, or within the preceding twelve (12) months, had been a customer of World, unless such customer of World was also already a customer of such other person or entity on the date of Harris's termination;

          (iii) Induce or attempt to induce any of World's officers, directors, or employees to terminate their employment or relationship with World, or induce or attempt to induce any such persons to provide aviation-related services or services similar to those they provide for World for any other person, firm or organization.

     (c) Harris agrees that the restrictions set forth in this Agreement are reasonable, proper, and necessitated by legitimate business interests of World and do not constitute an unlawful or unreasonable restraint upon Harris's ability to earn a livelihood. The parties agree that in the event any of the restrictions in this Agreement are found to be overbroad or unreasonable by a tribunal or court of competent jurisdiction, the parties agree that this Agreement should be enforced to the maximum extent allowed by applicable law, and the parties authorize and request such court or tribunal to determine the maximum time, geographic area, activity and other applicable limitations allowable by law and to reform the applicable provisions to such maximum limitations.

     (d) Harris acknowledges that it may be impossible to assess the monetary damages incurred by his violation of this Agreement, or any of its terms, and that any threatened or actual violation or breach of this Agreement, or any of its terms, will constitute immediate and irreparable injury to World. Therefore, Harris expressly agrees that, in addition to any and all monetary damages and other remedies and relief available to World as a result of Harris's violation or breach of this Agreement, World shall be entitled to an injunction restraining Harris from violating or breaching this Agreement, or any of its terms (and no bond or other security will be required in connection therewith); World will be entitled to specific performance of this Agreement; and World will be entitled to recover its reasonable attorneys' fees and costs incurred to enforce, or prosecute or defend any action relating to, this Agreement. In the event World enforces this Agreement through court order or other decree, Harris agrees that the restrictions contained in this Agreement shall remain in effect for a period of twenty four (24) consecutive months from the effective date of such order or decree enforcing the Agreement.

     (e) Section 9 of this Agreement, relating to arbitration, shall not apply to this Section 6. The parties agree that any dispute between them relating to or involving this Section 6, including without limitation, any question concerning the construction, validity, application, interpretation or alleged breach or threatened breach of this Section 6, shall be litigated in a court in the state in which World maintains its principal executive offices.

     (f) Section 4(h) of this Agreement and any other indemnity agreements between Harris and World shall not apply to actions, suits or proceedings to enforce World's rights under, or that otherwise relate to, this Agreement, including without limitation, this Section 6.

     (g) References in this Section 6 to "World" include World Airways, Inc. and any and all of its current or future parents, subsidiaries, affiliated companies, and divisions.

     7.  Beneficiary. The Beneficiary of any payment due and payable at the time
         -----------
of Harris's death, or otherwise due upon his death, shall be such person or persons as Harris shall designate in writing to World. If no such beneficiary shall survive Harris, any such payments shall be made to his estate.

     8.  Intellectual Property. (a) Any improvements, new techniques, processes,
         ---------------------
inventions, works, discoveries, products or copyrightable or patentable materials made or conceived by Harris, either solely or jointly with other person(s), (1) during Harris's period of employment by World, during working hours; (2) during the period after termination of his employment during which he is retained by World as a consultant; or (3) with use of World's intellectual property or Confidential Information, shall be the sole and exclusive property of World without royalty or other consideration to Harris.

          (b) Harris agrees to inform World promptly and in full of such intellectual property by a full written report setting forth in detail the procedures used and the results achieved.

          (c) Harris shall at World's request and expense execute any and all applications, assignments, or other instruments which World shall deem necessary to apply for, register, and/or obtain copyrights or Letters Patent of the United States or of any foreign country, or to otherwise protect World's interests in such intellectual property.

          (d) Harris shall assign and does hereby assign to World all interests and rights, including but not limited to copyrights, in any such intellectual property.

     9.   Arbitration. Except as described in Section 6, above, any dispute or
          -----------
controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, under the commercial arbitration rules of the American Arbitration Association. The prevailing party in any such arbitration, or any court action to enforce or vacate an arbitration award, shall be entitled to its costs and reasonable attorneys fees from the other party.

     10.  No Waiver. The failure of either party at any time to enforce any
          ---------
provisions of this Agreement or to exercise any remedy, option, right, power or privilege provided for herein, or to require the performance by the other party of any of the provisions hereof, shall in no way be deemed a waiver of such provision at the same or at any prior or subsequent time.

     11.  Governing Law. All questions concerning the construction, validity,
          -------------
application and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without giving effect to any choice of law or conflict of law provision or rule (whether of Virginia or any other jurisdiction) that would cause the application of the law of any jurisdiction other than Virginia. Harris agrees to submit to personal jurisdiction in the state in which World maintains its principal executive offices.

     12.  Validity. The invalidity or unenforceability of any provision or
          --------
provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13.  Successors. This Agreement shall inure to the benefit of and be
          ----------
binding upon World, its successors and assigns, including any corporation or other business entity which may acquire all or substantially all of World's assets or business, or within which World may be consolidated or merged, or any surviving corporation in a merger involving World.

     14.  Waiver of Modification of Agreement. No waiver or modification of this
          -----------------------------------
Agreement shall be valid unless in writing and duly executed by both parties.

     15.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       WORLD AIRWAYS, INC.

                                       By: ______________________________
                                           Chairman, Executive Committee

                                           ______________________________
                                           Hollis L. Harris